As  filed with the Securities and Exchange Commission on February
7, 1997.

                                      Registration No. 333-______

               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549
             --------------------------------------

                            FORM S-8
                    REGISTRATION STATEMENT
                             under
                   THE SECURITIES ACT OF 1933
          --------------------------------------------

                      WILLBROS GROUP, INC.
     (Exact name of registrant as specified in its charter)

 Republic of Panama                              98-0160660
  (State or other                             (I.R.S. Employer
  jurisdiction of                           Identification No.)
  incorporation or
   organization)


                 Edificio Torre Banco Germanico
              Calle 50 y 55 Este, Apartado 850048
                  Panama 5, Republic of Panama
(Address, including zip code, of registrant's principal executive offices)
                -------------------------------

         Willbros USA, Inc. Employees' Investment Plan
    (to be renamed the Willbros Employees' 401(k) Investment
                 Plan, effective March 1, 1997)
                    (Full title of the plan)
               ---------------------------------

                         LARRY J. BUMP
               Chairman of the Board, President,
      Chief Executive Officer and Chief Operating Officer
                      Willbros Group, Inc.
                 Edificio Torre Banco Germanico
              Calle 50 y 55 Este, Apartado 850048
                  Panama 5, Republic of Panama
                        (50-7) 263-9282
(Name,  address, including zip code, and telephone number, includ ing area code, of agent for service)
              ------------------------------------

                CALCULATION OF REGISTRATION FEE

                                Proposed   Proposed
     Title of       Amount to    maximum    maximum   Amount of
    securities          be      offering   aggregate  registrat
 to be registered   registere     price    offering    ion fee
                       d(1)        per     price(2)
                                share(2)
Common Stock, $.05   500,000     $9.375    $4,687,50    $1,421
par value             shares                   0

(1)The shares of Common Stock being registered consist of shares to be acquired by the Trustee pursuant to the Willbros USA, Inc. Employees' Investment Plan (the "Plan") for the accounts of participants.

(2)Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c), on the basis of the average of the high and low prices for the Common Stock on the New York Stock Exchange for February 5, 1997.

   In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1. Plan Information.*


Item   2.   Registrant  Information  and  Employee  Plan   Annual
Information.*


         * Information required by Part I of Form S-8 to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities
        Act of 1933, as amended (the "1933 Act"), and the Note to Part I of Form S-8.

                            *  *  *

                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents heretofore filed or filed concurrently herewith by the registrant or the Plan, as the case may be, with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

        (1) The registrant's Prospectus dated August 15, 1996, filed pursuant to Rule 424(b) under the 1933 Act, containing the consolidated financial statements of the registrant and its subsidiaries for the fiscal year ended December 31, 1995, together with the report thereon of KPMG Peat Marwick, independent auditors;

        (2)  The registrant's Quarterly Report on Form 10-
        Q for the quarter ended September 30, 1996;

        (3)  The description of the registrant's Common
        Stock contained in the registrant's Registration
        Statement on Form 8-A, dated July 19, 1996, and including any amendment or report filed for the purpose of updating such description of the registrant's Common Stock; and

        (4) The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1995.

      In addition, all documents subsequently filed by the registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing. Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.  Not applicable.

Item 5. Interests of Named Experts and Counsel.  Not applicable.

Item 6. Indemnification of Directors and Officers.

      Article 64 of the General Corporation Law of Panama (the "PGCL") provides that directors shall be liable to creditors of the registrant for authorizing a dividend or distribution of assets with knowledge that such payments impair the registrant's capital or for making a false report or statement in any material respect. In addition, Article 444 of the Panama Code of Commerce ("Article 444") provides that directors are not personally liable for the registrant's obligations, except for liability to the registrant and third parties for the effectiveness of the payments to the registrant made by stockholders, the existence of dividends declared, the good management of accounting, and in general, for execution or deficient performance of their mandate or the violation of laws, the Articles of Incorporation, the By-laws or resolutions of the stockholders. Article 444 provides that the liability of directors may only be claimed pursuant to a resolution of the stockholders.

      The PGCL does not address the issue as to whether or not a corporation may eliminate or limit a director's, officer's or agent's liability to the corporation. Nevertheless, Arias, Fabrega & Fabrega, Panamanian counsel to the registrant, has advised the registrant that, as between the registrant and its directors, officers and agents, such liability may be released under general contract principles, to the extent that a director, officer or agent, in the performance of his duties to the corporation, has not acted with gross negligence or malfeasance. This release may be included in the Articles or Incorporation or By-laws of the registrant or in a contract entered into between the registrant and the director, officer or agent. While such a release may not be binding with respect to a third person or stockholder claiming liability under Article 444, in order to claim such liability, a resolution of the stockholders would be necessary, which the registrant believes would be difficult to secure in the case of a publicly held company.

      The PGCL does not address the extent to which a corporation may indemnify a director, officer or agent. However, the registrant's Panamanian counsel has advised the registrant that, under general agency principles, an agent, which would include directors and officers, may be indemnified against liability to third persons, except for a claim based on Article 64 of the PGCL or for losses due to gross negligence or malfeasance in the performance of such agent's duties. The registrant's Restated Articles of Incorporation release directors from personal liability to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director and authorize the registrant's Board of Directors to adopt By-laws or resolutions to this effect or to cause the registrant to enter into contracts providing for limitation of liability and for indemnification of directors, officers and agents.

      The registrant's Restated By-laws provide for indemnification of directors and officers of the registrant to the fullest extent permitted by, and in the manner permissible under, the laws of the Republic of Panama. The registrant has also entered into indemnification agreements with each of its directors and officers to provide for the indemnification of, and the advancement of expenses to, the registrant's directors and officers to the fullest extent (whether partial or complete) permitted by the laws of the Republic of Panama. The registrant also carries directors' and officers' liability insurance to insure its officers and directors against liability for certain errors and omissions and to defray costs of a suit or proceeding against an officer or director.

      The preceding discussion is subject to the registrant's Restated Articles of Incorporation and Restated By-laws and the provisions of Article 64 of the PGCL and Article 444 as applicable. It is not intended to be exhaustive and is qualified in its entirety by the registrant's Restated Articles of Incorporation, the registrant's Restated By-laws and Article 64 of the PGCL and Article 444.

Item 7. Exemption from Registration Claimed.  Not applicable.

Item 8. Exhibits.

       The following documents are filed as exhibits to this Registration Statement:

4      Not applicable.

5**    Opinion of Arias, Fabrega & Fabrega.

15     Not applicable.

23(a)*  Consent of KPMG Peat Marwick.

23(b)*  Consent of KPMG Peat Marwick LLP.

23(c)** Consent of Arias, Fabrega & Fabrega (included in
        Exhibit 5).

24* Power of Attorney (included on page II-4 of this Registration Statement).

99     Not applicable.

      The opinion of counsel contemplated by Item 601(b)(5)(i) of Regulation S-K is being filed only with respect to shares of Common Stock being registered which may be original issue shares. In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5)(ii) of Regulation S-K, the registrant hereby confirms that it has submitted the Plan and undertakes that it will submit all amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner, and that it has made or will make all changes required by the IRS in order to qualify the Plan under Section
401 of the Internal Revenue Code.

-----------------------------

*  Filed herewith.
** To be filed by amendment.

Item 9. Undertakings.

      (a)   The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

               (i)    To  include  any  prospectus  required   by
        Section 10(a)(3) of the 1933 Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

              (iii)   To include any material information
        with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
      Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

       (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                            *  *  *

                           SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Panama City, Republic of Panama on the 6th day of February, 1997.


                                 WILLBROS GROUP, INC.


                                 By:/ s/  Larry J. Bump
                                    -----------------------------
                                     Larry J. Bump
                                     Chairman   of  the   Board,
                                     President, Chief Executive Officer
                                     and Chief Operating Officer


     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Larry J. Bump, Melvin F. Spreitzer and John N. Hove, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature              Title                    Date

/s/  Larry J. Bump     Director, Chairman of    February 6,
---------------------  the Board, President,    1997
Larry J. Bump          Chief Executive Officer
                       and Chief Operating
                       Officer (Principal
                       Executive Officer and
                       Authorized
                       Representative in the
                       United States)

/s/  Melvin F.         Director, Executive      February 6,
    Spreitzer          Vice President, Chief    1997
---------------------  Financial Officer and
Melvin F. Spreitzer    Treasurer (Principal
                       Financial Officer and
                       Principal Accounting
                       Officer)

/s/  Guy E. Waldvogel  Director                 February 6,
---------------------                           1997
Guy E. Waldvogel



/s/  Bryan H.          Director                 February 6,
    Lawrence                                    1997
---------------------
Bryan H. Lawrence

/s/  Peter A. Leidel   Director                 February 6,
---------------------                           1997
Peter A. Leidel


/s/  John H. Williams  Director                 February 6,
---------------------                           1997
John H. Williams


                       Director                 February  ,
---------------------                           1997
Michael J. Pink


     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma on the 6th day of February, 1997.

                          Willbros  USA, Inc. Employees'Investment Plan


                          By:  /s/  Melvin F. Spreitzer
                               -------------------------
                               Melvin F. Spreitzer
                               Retirement Plans Committee

                       INDEX TO EXHIBITS

  Exhibit
  Number            Description of Document
  -------           -----------------------

  4        Not applicable.
  5**      Opinion of Arias, Fabrega & Fabrega.
  15       Not applicable.
  23(a)*   Consent of KPMG Peat Marwick.
  23(b)*   Consent of KPMG Peat Marwick LLP.
  23(c)**  Consent of Arias, Fabrega & Fabrega
           (included in Exhibit 5).
  24*      Power of Attorney (included on page II-4 of
           this Registration Statement).
  99       Not applicable.
----------------------

*  Filed herewith.
** To be filed by amendment.